UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

September 20, 2004

Date of report (Date of earliest event reported)

ACCERIS COMMUNICATIONS INC.

(Exact Name of Registrant as Specified in its Charter)

FLORIDA
State or Other
0-17973	Jurisdiction of	59-2291344
(Commission File No.)	Incorporation or Organization	(I.R.S. Employer Identification No.)

9775 Businesspark Avenue, San Diego, CA 92131
(Address of Principal Executive Offices and Zip Code)

(858) 547-5700
(Registrants Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 — Matters Related to Accountants and Financial Statements

Item 4.02	Non-Reliance on Previously issued Financial Statements or a Related Audit Report or Completed Interim Report

     On September 20, 2004, management of Acceris Communications Inc., a Florida corporation (the “Company”), concluded that the accounting principles as set forth in Emerging Issues Task Force Issue No. 00-27 (“EITF 00-27”), regarding Beneficial Conversion Features (“BCF”), had not been properly applied in current and prior years to its convertible debentures issued in March 2001. The initial determination of the BCF in 2001 at the issue date was correct. However, adjustments to the number of shares and their conversion price were made under the debentures’ anti-dilution provisions. The various anti-dilution events and their respective impacts on the number of shares and the conversion price were disclosed in the Company’s previous public filings. However, the principles under EITF 00-27 also require a redetermination of the BCF at each date an anti-dilution event occurred. This redetermination was not completed in prior reporting periods. Additionally, the accumulation of unpaid interest costs on these same convertible debentures has been deemed to be interest paid in kind (“PIK”); such interest also contains a conversion feature which once assessed as PIK interest required the determination of a BCF. This determination was not made by the Company in its prior reportings.

     This matter was raised by the Company’s recently appointed independent auditors, BDO Seidman, LLP (“BDO”), in the course of their review of the Company’s prior public filings. After discussions among the Company’s management, BDO, and the Company’s prior auditors, PricewaterhouseCoopers, LLP (“PwC”), the Company’s management concluded that a correction of the prior accounting on this matter was required. The Company’s management brought the matter for consideration before the Audit Committee and the full Board of Directors of the Company. Having considered the circumstances underlying the accounting errors and their effects upon the Company’s prior filings, and having discussed the matter with the BDO and PwC representatives as well as the Company’s management, the Audit Committee concluded that the previously issued financial statements should not be relied upon and approved and authorized the Company’s management to amend certain previously filed public reports. Therefore, in connection with the foregoing, the Company’s management will shortly (i) file its Quarterly Report on Form 10-Q for the second fiscal quarter of 2004, and (ii)  amend previously filed Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for all fiscal years and quarters since the fourth quarter of 2002.

     The correction of these errors results in an increase in deemed interest expense and net loss, in all reporting periods from the fourth quarter of 2002 through the first quarter of 2004, and a reduction in reported liabilities and stockholders’ deficit in all reporting periods from the fourth quarter of 2002 through the first quarter of 2004. The effect of these errors is detailed, by reporting period, in Exhibit A filed as Exhibit 99.1 hereto.

     The Company urges investors not to rely on the financial information included in the Company’s prior public reports for the affected fiscal periods filed pursuant to the Securities Exchange Act of 1934, as amended, until it restates such financial information and files the affected public reports with the U.S. Securities and Exchange Commission.

     On September 29, 2004 the Company issued a press release announcing its intent to restate its financial statements as a result of the erroneous accounting treatment described above. A copy of this press release is attached as Exhibit 99.2 hereto.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1	Effect of restatement for each quarter ended from December 31, 2002 through March 31, 2004.

Exhibit 99.2	Press Release dated September 29, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 29, 2004	By:	/s/ Gary M. Clifford

	Name:	Gary M. Clifford
	Title:	Chief Financial Officer and Vice President of Finance